Exhibit 99.01

Vocera Reports Third Quarter 2012 Results

•	Revenue of $26.0 million, an increase of 27% year over year

•	Non-GAAP earnings per share of $0.13 / GAAP earnings per share of $0.07

•	Non-GAAP Adjusted EBITDA of $3.8 million, compared to $0.1 million in the third quarter of 2011

•	Raises 2012 Earnings Guidance

SAN JOSE, Calif., November 5, 2012 — Vocera Communications, Inc. (NYSE: VCRA), a provider of mobile communication solutions focused on addressing critical communication challenges facing hospitals, today announced results for its third quarter that ended September 30, 2012.

Revenue for the quarter was $26.0 million, an increase of 27% compared to $20.4 million in the third quarter of 2011. For the third quarter of 2012, GAAP net income was $1.7 million, or $0.07 per diluted share, compared to a net loss of $0.9 million, or $(0.25) per diluted share, in the third quarter of 2011. Non-GAAP net income was $3.3 million for the third quarter of 2012, or $0.13 per diluted share, which compares to a non-GAAP net loss of $0.3 million or ($0.02) per diluted share, for the third quarter of 2011. A reconciliation of GAAP to non-GAAP financial measures is provided in the schedules included below.

“We continue to be very pleased with our financial results. We had a strong quarter with our existing customers expanding their Vocera footprint into additional departments. We experienced record gross margins due to continued strong software sales and further reductions in the unit cost of our B3000 badge,” commented Bob Zollars, Vocera Chairman and CEO. “This drove record Adjusted EBITDA of $3.8 million for the quarter.”

Third Quarter 2012 Results

•	Total revenue in the third quarter of 2012 of $26.0 million was comprised of $16.9 million of product revenue and $9.1 million of service revenue.

•

Product revenue increased 29% compared to the third quarter of 2011 and was driven by continued strength in our Voice Communication solution, including sales of our B3000 badge and server software. Product revenue in the third quarter of 2012 was comprised of $4.7 million from software sales and $12.1 million of device sales. GAAP product gross margin of 68.9% in the quarter increased 170 basis points compared to the year ago period. Non-GAAP product gross margin of 69.7% in the quarter increased 160 basis points compared to the year ago period.

•

Service revenue increased 25% compared to the third quarter of 2011 and was driven by new customer deployments and expanded implementations at existing customers. Service revenue in the third quarter of 2012 was comprised of $6.7 million of software maintenance and $2.4 million of professional services. GAAP services gross margin of

58.9% in the quarter increased 1,170 basis points compared to the year ago period. Non-GAAP services gross margin of 60.2% in the quarter increased 1,290 basis points compared to the year ago period.

•

Non-GAAP net income was $3.3 million for the third quarter of 2012, or $0.13 per diluted share, which excludes $1.4 million in stock compensation expense, and $0.2 million in amortization of acquired intangibles. This compares to non-GAAP net loss of $0.3 million, or ($0.02) per diluted share, for the third quarter of 2011, which excludes $0.6 million in stock compensation expense, $0.3 million in amortization of acquired intangibles and a ($0.3) million benefit in stock warrant revaluation expense.

•

Non-GAAP Adjusted EBITDA was $3.8 million in the third quarter of 2012, compared to $65,000 in the third quarter of 2011. Non-GAAP Adjusted EBITDA margins in the third quarter of 2012 were 14.5% compared to 0.3% in the third quarter of 2011.

•	Cash and short term investments totaled $121 million as of September 30, 2012.

2012 Guidance

For the full year 2012, we are maintaining our revenue guidance of between $100 million and $102 million, and increasing our earnings guidance. We expect GAAP earnings per share between $0.09 and $0.11, non-GAAP earnings per share between $0.33 and $0.35, and non-GAAP Adjusted EBITDA between $10.0 million and $11.0 million. Our full year 2012 non-GAAP guidance excludes estimated stock compensation expense of approximately $4.1 million, estimated amortization of intangibles of approximately $0.9 million, and preferred warrant revaluation expense of approximately $1.6 million. Non-GAAP earnings per share guidance is based on a fully diluted share count of 25.5 million shares for the full year 2012.

Conference Call Information

The Company will conduct a conference call at 2:00 p.m. (Pacific), or 5:00 p.m. (Eastern), today, November 5, 2012. To participate in the Company’s live conference call, please dial 866-362-4820 or for international callers please dial 617-597-5345. The conference passcode is 95704995. You may also participate in the live webcast by visiting the Investors section of the Company’s web site at www.vocera.com. A replay will be available from Tuesday, November 6th through Tuesday, November 13th at 888-286-8010 or 617-801-6888 for international callers, by using the access code 36098213. A webcast replay will also be archived on the Company’s website.

About Vocera Communications

Vocera provides mobile communication solutions addressing critical communication challenges facing hospitals today. We help our customers improve patient safety and satisfaction, and increase hospital efficiency and productivity through our Voice Communication, Secure

Messaging and Care Transition solutions. Exclusively endorsed by the American Hospital Association, the Vocera solutions are installed in more than 800 hospitals and healthcare facilities worldwide. The company is headquartered in San Jose, Calif., with offices in Tennessee, Canada and the United Kingdom. For more information, visit www.vocera.com.

Vocera and the Vocera logo are registered trademarks of Vocera Communications, Inc. All other product, trademark, company or service names mentioned in this press release are the property of their respective owners.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events such as our expected operating results for the full year, as well as the performance of our Voice Communication solution, the successful execution of our business opportunities and the future financial performance of our company. These forward-looking statements are based on limited information currently available to Vocera and our management’s expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to our ability to maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions, to acquire the sole and limited source hardware and software components of our solutions, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in Vocera’s final prospectus for its public offering filed with the Securities and Exchange Commission (“SEC”) on September 7, 2012 and Vocera’s other filings with the SEC. Vocera’s SEC filings are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in Vocera’s final public offering prospectus. Vocera’s operating results for the three months ended September 30, 2012 are not necessarily indicative of Vocera’s operating results for any future periods. This press release speaks only as of its date. Vocera assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to Vocera’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income. These non-GAAP measures should not be considered as a substitute to gross margin, operating expenses, net income, earnings per diluted share, or any other financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing Vocera’s performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of Vocera’s core operating results on a period to period basis because such items are not related to Vocera’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that have to be revalued each quarter. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Vocera’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to Vocera, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by Vocera’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i) While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Vocera, it is not an expense that requires cash settlement by Vocera. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718, are dependent upon the trading price of Vocera’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Vocera’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Vocera’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Vocera’s GAAP results for the foreseeable future under ASC 718; and

•	Other companies may calculate non-GAAP financial measures differently than Vocera, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Vocera’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Vocera’s SEC filings.

Contact:

Bob East

Westwicke Partners

443-213-0502

bob.east@westwicke.com

Vocera Communications, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenue
Product	$16,851	$13,087	$47,643	$36,648
Service	9,117	7,314	26,322	21,149

Total revenue	25,968	20,401	73,965	57,797

Cost of revenue
Product	5,237	4,290	16,138	11,968
Service	3,743	3,861	11,134	10,569

Total cost of revenue	8,980	8,151	27,272	22,537

Gross profit	16,988	12,250	46,693	35,260

Operating expenses
Research and development	3,043	2,379	8,248	6,970
Sales and marketing	8,532	7,542	24,064	20,717
General and administrative	3,745	3,197	10,449	8,278

Total operating expenses	15,320	13,118	42,761	35,965

Income (loss) from operations	1,668	(868)	3,932	(705)
Interest income	60	5	86	13
Interest expense and other finance charges	—	(112)	(74)	(234)
Other income (expense), net	50	132	(1,442)	(1,085)

Income (loss) before income taxes	1,778	(843)	2,502	(2,011)
Provision for income taxes	(41)	(57)	(420)	(231)

Net income (loss)	$1,737	$(900)	$2,082	$(2,242)

Net income (loss) per common share—basic	$0.08	($0.25)	$0.05	($0.68)

Net income (loss) per common share—diluted	$0.07	($0.25)	$0.04	($0.68)

Weighted average common shares—outstanding basic	22,450	3,589	15,973	3,284

Weighted average common shares—outstanding diluted	25,337	3,589	18,751	3,284

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
(in thousands, except share amounts)	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$47,686	$14,898
Short term investments	73,355	—
Accounts receivable, net	20,643	15,782
Other receivables	227	865
Inventories	3,228	3,363
Restricted cash	304	303
Prepaid expenses and other current assets	2,249	2,851

Total current assets	147,692	38,062
Property and equipment, net	2,616	2,701
Other long-term assets	352	339
Intangible assets, net	2,485	3,141
Goodwill	5,575	5,575

Total assets	$158,720	$49,818

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,911	$4,087
Product warranty	593	983
Accrued payroll and other accruals	9,367	10,143
Deferred revenue, current	20,562	18,220
Borrowings, current	—	6,500

Total current liabilities	33,433	39,933
Deferred revenue, long-term	4,935	4,273
Borrowings, long-term	—	1,833
Other long-term liabilities	814	165

Total liabilities	39,182	46,204
Commitments
Convertible Preferred Stock	—	53,013

Stockholders equity (deficit)	119,538	(49,399)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$158,720	$49,818

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended September 30,
	2012			2011
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted
GAAP	$1,737	25,337	$0.07	$(900)	3,589	$(0.25)
Non-GAAP Adjustments:
Add preferred shares conversion (e)		—			12,899
Stock compensation adjustment (a)
Gross Margin	149			9
Operating Expenses	1,244			613
Intangible amortization (b)
Gross Margin	96			106
Operating Expenses	122			147
Warrant expense (benefit) (non-operating) (c)	—			(286)

Total adjustments (d)	1,611	—	0.06	589	12,899	0.23
Non-GAAP (d)	$3,348	25,337	$0.13	$(311)	16,488	$(0.02)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expenses.
(c)	This adjustment reflects the accounting impact of revaluing stock warrants in non-cash expenses.
(d)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Preferred shares as if converted and outstanding for the full quarter.

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine months ended September 30,
	2012			2011
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted
GAAP	$2,082	18,751	$0.04	$(2,242)	3,284	$(0.68)
Non-GAAP Adjustments:
Add dilutive shares for EPS (e)					2,031
Add preferred shares conversion (f)		4,344			12,899
Add IPO shares (g)		1,679			—
Stock compensation adjustment (a)
Gross Margin	254			24
Operating Expenses	2,417			1,411
Intangible amortization (b)
Gross Margin	289			317
Operating Expenses	365			438
Warrant expense (non-operating) (c)	1,631			916

Total adjustments (d)	4,956	6,023	0.24	3,106	14,930	0.73
Non-GAAP (d)	$7,038	24,774	$0.28	$864	18,214	$0.05

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expenses.
(c)	This adjustment reflects the accounting impact of revaluing stock warrants in non-cash expenses.
(d)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(f)	Preferred shares as if converted and outstanding for the full year.
(g)	Initial public offering shares issued April 2012, as if they had been outstanding for the full year.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended September 30,
	2012				2011
	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments	Stock based compensation	Intangible amortization	Warrant expenses (benefit)	Total adjustments
Gross margin:
Product	$38	$96		$134	$9	$106		$115
Services	111			111				—
Operating expenses:
Research and development	149			149	25			25
Sales and marketing	452	110		562	73	144		217
General and administrative	643	12		655	515	3		518
Other (income) expense			$—	—			$(286)	(286)

Non-GAAP income adjustments	$1,393	$218	$—	$1,611	$622	$253	$(286)	$589

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Nine months ended September 30,
	2012				2011
	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments	Stock based compensation	Intangible amortization	Warrant expenses (benefit)	Total adjustments
Gross margin:
Product	$68	$289		$357	$24	$317		$341
Services	186			186				—
Operating expenses:
Research and development	285			285	67			67
Sales and marketing	722	330		1,052	187	429		616
General and administrative	1,410	35		1,445	1,157	9		1,166
Other (income) expense			$1,631	1,631			$916	916

Non-GAAP income adjustments	$2,671	$654	$1,631	$4,956	$1,435	$755	$916	$3,106

Vocera Communications, Inc.

Adjusted EBITDA

	Three months ended September 30		Nine months ended September 30
(in thousands)	2012	2011	2012	2011
GAAP net income (loss)	$1,737	$(900)	$2,082	$(2,242)
Add back:
Stock compensation expense	1,393	622	2,671	1,435
Non-cash stock warrant expense	—	(286)	1,631	916
Interest, net	(60)	107	(12)	221
Depreciation and Amortization	653	465	1,930	1,276
Income tax expense	41	57	420	231

Non-GAAP adjusted EBITDA	$3,764	$65	$8,722	$1,837